1 EXECUTIVE EMPLOYMENT AGREEMENT This Executive Employment Agreement (this “Agreement”) is dated as of April 19, 2022, by and between Spectrum Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Nora Brennan (“Executive”). WHEREAS, the Company desires to employ Executive as Chief Financial Officer; and WHEREAS, the Company and Executive desire to enter into a written employment agreement to reflect the terms upon which Executive shall provide services to the Company. NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: 1. EMPLOYMENT/TERM. The Company hereby employs Executive to perform the duties and responsibilities set forth below under Section 2 of this Agreement, and Executive hereby accepts such employment, in each case on the terms and conditions set forth in this Agreement. The term of employment under this Agreement shall have a term commencing on June 6, 2022, (the “Effective Date”) unless Executive agrees to an earlier Effective Date and shall continue on an “at will” basis thereafter until such is terminated by either Company or Executive (the “Term”), unless earlier terminated pursuant to Section 4 of this Agreement. 2. POSITION AND DUTIES. a. Description of Executive’s Position, Duties, Authorities, and Responsibilities. Executive shall serve as the Chief Financial Officer of the Company, subject to the direction of the Chief Executive Officer. In such capacity, Executive shall (i) report to the Chief Executive Officer, (ii) devote her full professional time and attention, best efforts, energy and skills to the services required of her as an employee of the Company, except for paid time off taken in accordance with the Company’s policies and practices, and subject to the Company’s policies pertaining to reasonable periods of absence due to sickness, personal injury or other disability; (iii) use her best efforts to promote the interests of the Company; (iv) comply with all applicable governmental laws, rules and regulations and with all of the Company’s policies, rules and regulations applicable to employees of the Company; and (v) discharge her responsibilities in a diligent and faithful manner,

2 consistent with sound business practices and in accordance with the Chief Executive Officer’s directives. b. Performance of Duties. Executive hereby accepts such employment and agrees to render the services described above in the manner described above. It is understood and agreed that Executive may not engage in other business activities during the Term, whether or not for profit or other pecuniary advantage; provided, however, that Executive may (i) make financial investments which do not involve her active participation, (ii) participate in charitable, educational, religious, civic, or other similar organizations and activities, and (iii) with the prior written consent of the Board of Directors of the Company (the “Board”), serve as an outside director on the board of directors of other corporations that are not affiliates or competitors of the Company or any of its affiliates, in any case to the extent that such activities collectively do not hinder or interfere with the performance of her duties under this Agreement, conflict with the policies of the Company concerning conflicts of interest or conflict with the businesses of the Company or any of its affiliates in any material way. For clarity, the Company hereby agrees that Executive may continue to serve on the board of directors of Artios Pharma Limited. 3. COMPENSATION AND BENEFITS. a. Base Salary. As of the Effective Date, Executive’s base salary (the “Base Salary”) shall be $450,000 USD per year payable in periodic installments in accordance with the Company’s regular payroll practices as in effect from time to time. The Board or a duly authorized committee thereof will review the Base Salary on an annual basis and may increase, but never decrease, the Base Salary from time to time based on merit or such other considerations as the Board or a duly authorized committee thereof may deem appropriate; provided, however, the Company makes no assurances that the Base Salary will be increased during the Term. “Base Salary” shall mean the initial base salary or the then-current base salary as later approved by the Board. b. Bonus. Executive shall be eligible to receive an annual cash bonus in an amount up to 50% of Executive’s Base Salary (such 50% of Executive’s Base Salary, the “Target Bonus”) for the fiscal year for which the annual cash bonus is being paid, as determined in the discretion of the Board or a duly authorized committee thereof, based on the

3 performance of the Company and Executive relative to performance objectives or other metrics as the Board or a duly authorized committee thereof may deem appropriate. For the first calendar year in which this Agreement is effective, performance objectives or other metrics shall be established within 30 days of the Effective Date of this Agreement. Thereafter, performance objectives or other metrics shall be established within 60 days of the commencement of the calendar year. c. Pro Rata Bonus. Notwithstanding any other provision in this Agreement to the contrary, should Executive’s employment be terminated by the Company without Cause (as defined below) or by Executive for Good Reason (as defined below), prior to the end of a calendar year, then the Board shall pay Executive the pro rata amount of the Target Bonus for such year based on the number of days Executive was employed by the Company during the calendar year divided by 365 days (the “Pro Rata Bonus”). Such Pro Rata Bonus shall be paid when bonuses are paid to other senior executives of the Company and within two and one-half months following the end of the calendar year in which Executive is terminated. d. Benefits and Vacation. Executive shall be eligible to participate in and receive the benefits under any deferred compensation plan, health, life, accident and disability insurance plans or programs, and any other employee benefit or fringe benefit plans or arrangements that the Company makes available generally to other senior executives of the Company, pursuant to the provisions of such plans, programs or arrangements as in effect from time to time. Executive shall be entitled to vacation and sick days in accordance with the policies of the Company for its employees generally, as in effect from time to time. The benefits described in this Section 3.d. are hereinafter referred to as the “Benefits”. e. Equity Incentive Compensation. Executive shall be eligible to receive grants, at the discretion of the Board or a duly authorized committee thereof, under any long-term equity-based incentive compensation plans established or maintained by the Company for its senior executive officers, in each case subject to the terms and conditions of the applicable plans and award documents with respect to such grants. The grants described in this Section 3.e. are hereinafter referred to as the “Equity Incentive Compensation”.

4 f. Expenses. The Company shall pay or reimburse Executive for all reasonable, ordinary and necessary business expenses incurred or paid by Executive during the Term in the performance of Executive’s services under this Agreement in accordance with the applicable policies and procedures of the Company as in effect from time to time, upon the presentation of proper expense statements or such other supporting documentation as the Company may reasonably require. g. Auto Allowance. Company shall pay an automotive allowance of $2,000 per month to cover costs of business travel in a personal vehicle. 4. TERMINATION, OTHER THAN FOLLOWING A CHANGE OF CONTROL. a. General. Executive’s employment may be terminated by either party at any time and for any reason; and upon termination of Executive’s employment, the Term shall end. b. Resignation without Good Reason. Executive shall be required to give the Company at least 60 days’ advance written notice (the “Resignation Notice Period”) of any voluntary resignation of Executive’s employment hereunder (other than resignation for Good Reason (as defined below), in which event the procedures under Section 5.c. shall apply). During the Resignation Notice Period, the Company in its sole discretion may elect to accelerate Executive’s date of termination of employment, it being understood that any such termination shall still be treated as a voluntary resignation without Good Reason (as defined below) for purposes of this Agreement. Even if Executive’s date of termination is accelerated, Executive shall be paid her Base Salary, and shall receive Benefits capable of being provided to persons who are not actively employed by the Company, as if she had worked through the end of the Resignation Notice Period. The Company reserves the right to require Executive not to be in the offices of the Company or any of its affiliates and/or not to undertake all or any of Executive’s duties and/or not to contact clients, colleagues or advisors of the Company or any of its affiliates during all or part of the Resignation Notice Period. During the Resignation Notice Period, Executive’s terms and conditions of service and duties of loyalty and confidentiality to the Company shall remain in full force and effect and, during any such Resignation Notice Period, Executive shall continue to perform as an employee in compliance with the terms of this Agreement

5 and all other agreements applicable to Executive with respect to her service with the Company or any of its affiliates. c. Death. Executive’s employment hereunder shall terminate automatically on the date of her death. d. Disability. At the option of the Company, Executive’s employment hereunder may be terminated immediately upon Disability (as defined below) of Executive. For purposes of this Agreement, “Disability” means any physical or mental illness, impairment or incapacity which, in the good faith determination of the Board, has prevented Executive from performing the essential functions of her position hereunder for a period of 90 or more consecutive days (or for shorter periods totaling 120 days) during any period of 12 consecutive months. e. Termination for Cause. Notwithstanding any other provision of this Agreement, the Company may, upon written notice, terminate Executive’s employment for Cause (as defined below). For purposes of this Agreement, “Cause” means the occurrence of any of the following by Executive: (i) fraud, misappropriation, embezzlement or acts of similar dishonesty that can materially impact the Company, (ii) conviction of, or plea of nolo contendere to, a felony, (iii) excessive use of alcohol or illegal use of drugs in the workplace, (iv) gross negligence or intentional or willful misconduct by Executive in the performance of her duties that the Company has notified Executive of, (v) breach of Executive’s duty of loyalty to the Company or diversion or usurpation of corporate opportunities properly belonging to the Company, (vi) the knowing breach of any Company confidentiality agreement to which Executive is a party, (vii) willful disregard of the Company’s written policies and procedures, (viii) act or omission that would materially and adversely impact the business or reputation of the Company. If the alleged basis for asserting “Cause” is capable of being corrected or mitigated, before terminating Executive’s employment, the Company will give Executive written notice and thirty (30) days within which to correct or mitigate the issue of concern. f. Termination Without Cause. The Company may, at any time, upon written notice terminate Executive’s employment without Cause.

6 5. COMPENSATION UPON TERMINATION. Following any termination of Executive’s employment (the date of such termination, “Termination Date”), the obligations of the Company to pay or provide Executive with compensation and benefits under Section 3 shall immediately cease, and the Company shall have no further obligations to Executive under this Agreement, except as otherwise required by law or provided for under this Section 5. a. Death or Disability. If, during the Term, Executive’s employment is terminated (i) by reason of Executive’s death or (ii) by the Company for Disability of Executive, the Company shall pay to Executive (or to her estate or designated beneficiary in the event of Executive’s death) (A) any unpaid Base Salary accrued through the Termination Date, (B) any unpaid Benefits accrued through the Termination Date to which Executive is entitled under any plans, programs or arrangements applicable to terminated employees in which Executive participates, and (C) a lump sum amount equal to two years of Executive’s Base Salary in effect as of the Termination Date; provided that, in the event Executive is terminated by the Company for Disability during the Change of Control Tail Period, such amount shall be paid monthly over a period of 24 months following such termination. Executive shall also immediately vest in all options, restricted stock and other Equity Incentive Compensation (as defined below), all of which shall be immediately available to exercise during the periods provided in the applicable plans and award documents granted to Executive. All payments under clause (C) of this Section 5.a. are conditioned upon Executive executing and delivering (and not revoking) within 90 days of the Termination Date a general waiver and release agreement in the form of Exhibit A, attached, or in a form and with substance satisfactory to the Company, that is no longer subject to revocation. If Executive is unable to execute and deliver such waiver and release agreement due to death or Disability, then the waiver and release agreement shall be executed and delivered by an authorized agent or representative of Executive and/or Executive’s estate. The payments described in clauses (A) and (C) above shall be made within 90 days (or by such earlier date as may be required by applicable law) following the Termination Date, and the payments described in clause (B) above shall be made in accordance with the provisions of the applicable plans, programs and arrangements maintained by the Company with respect to such payments or as otherwise required by applicable law.

7 b. For Cause or Without Good Reason (not During the Change of Control Tail Period). If, during the Term (other than during the Change of Control Tail Period (as defined below)), Executive’s employment is terminated (i) by the Company for Cause or (ii) by Executive for any reason other than for Good Reason (as defined below), the Company shall pay to Executive (A) any unpaid Base Salary accrued through the Termination Date and (B) any unpaid Benefits accrued through the Termination Date to which Executive is entitled under any plans, programs or arrangements applicable to terminated employees in which Executive participates. The payments described in clause (A) above shall be made within 90 days (or by such earlier date as may be required by applicable law) following the Termination Date, and the payments described in clause (B) above shall be made in accordance with the provisions of the applicable plans, programs and arrangements maintained by the Company with respect to such payments or as otherwise required by applicable law. c. Without Cause or for Good Reason (not During the Change of Control Tail Period). If, during the Term (other than during the Change of Control Tail Period), Executive’s employment is terminated (i) by the Company without Cause or (ii) by Executive for Good Reason (as defined below), the Company shall pay to Executive (A) any unpaid Base Salary accrued through the Termination Date, (B) any unpaid Benefits accrued through the Termination Date to which Executive is entitled under any plans, programs or arrangements applicable to terminated employees in which Executive participates, and (C) the following severance benefits (the “Without Cause/For Good Reason Severance Benefits”): (a) two years of Executive’s Base Salary in effect as of the Termination Date and two times (2x) the previous year’s Bonus, in each case paid as a lump sum (b) 18 months of Company-paid continued coverage (COBRA) for Executive and her eligible dependents under the Company’s existing health and benefit plans. As part of the Without Cause/For Good Reason Severance Benefits, Executive shall also immediately vest in all options, restricted stock and other Equity Incentive Compensation (as defined below), all of which shall be immediately available to exercise during the periods provided in the applicable plans and award documents granted to Executive; provided, that, notwithstanding the foregoing, with respect to any options, restricted stock or other Equity Incentive Compensation that vest based on performance-based criteria

8 (“Performance-Based Awards”), Executive shall vest in such Performance-Based Awards as part of the Without Cause/For Good Reason Severance Benefits pro rata based on the Executive’s target award for such Performance-Based Awards (irrespective of actual performance) and based on the number of days Executive was employed by the Company during the applicable performance period for such Performance-Based Awards divided by the total number of days in such performance period. All payments under clause (C) of this Section 5.c. are conditioned upon Executive executing and delivering (and not revoking) within 90 days of the Termination Date a general waiver and release agreement in the form of Exhibit A, attached, or in a form and with substance satisfactory to the Company, that is no longer subject to revocation; provided, further, that in order for Executive to terminate her employment for Good Reason (as defined below), (x) Executive must furnish written notice to the Company setting forth the facts and circumstances claimed to provide a basis for such resignation within 30 days following the occurrence of such facts and circumstances, (y) the Company shall have 30 days after its receipt of such written notice to cure such facts and circumstances in all material respects (and if so cured, then Executive shall not be permitted to resign for Good Reason (as defined below) in respect thereof), and (z) Executive must actually terminate her employment within 30 days following the expiration of the Company’s cure period set forth above. For purposes of this Agreement, “Good Reason” means the occurrence of any of the following events, without the express consent of Executive, (1) a material diminution in Executive’s Base Salary, (2) a material diminution in Executive’s title, position, duties, authorities or responsibilities (other than temporarily while physically or mentally incapacitated or as required by applicable law), (3) any material breach of this Agreement by the Company, or (4) any relocation of Executive’s principal place of employment of more than twenty-five miles from Philadelphia, Pennsylvania, (unless Executive agrees to such relocation). The payments described in clauses (A) and (C) above shall be made within 90 days (or by such earlier date as may be required by applicable law) following the Termination Date, and the payments described in clause (B) above shall be made in accordance with the provisions of the applicable plans, programs and arrangements maintained by the Company with respect to such payments or as otherwise required by applicable law.

9 d. Termination During Change of Control Tail Period. In the event that Executive’s employment is terminated by the Company or by Executive during the Change of Control Tail Period for any reason other than a termination by reason of Executive’s death or by the Company for Disability of Executive, this Section 5 shall not apply, and the terms and conditions of Section 6 shall govern with respect to any compensation payable to Executive as a result of such termination. For purposes of this Agreement, the “Change of Control Tail Period” shall mean the 12 month period following the occurrence of a Change of Control (as defined below). In no event shall Executive be entitled to compensation both under this Section 5 and under Section 6. e. Equity Incentive Compensation. Except in circumstances where termination is (i) by reason of Executive’s death or by the Company for Disability, (ii) by the Company without Cause, (iii) by Executive for Good Reason, or (iv) during the Change of Control Tail Period and subject to Section 6, upon termination of Executive’s employment during the Term, the Equity Incentive Compensation awarded to Executive shall forfeit or vest in accordance with the terms of the applicable plans and award documents with respect to such Equity Incentive Compensation, and shall be subject to such other terms and conditions of such plans and award documents that may apply as a result of such termination. f. Benefits. Notwithstanding anything in this Section 5 to the contrary, the Benefits to which Executive is entitled upon or by reason of the termination of her employment with the Company (including during the Change of Control Tail Period) shall be subject to, and shall be governed by, the terms and conditions of the applicable plans, programs and arrangements maintained by the Company with respect to such Benefits. g. Expiration of Term. Notwithstanding anything in this Section 5 to the contrary, the expiration of the Term by itself shall not entitle Executive to receipt of any payments under this Section 5. 6. CHANGE OF CONTROL. a. Definition. “Change of Control” shall have the meaning prescribed to such phrase (or, if applicable, the phrase, “Change in Control”) in the 2009 Incentive Award Plan of the Company, or the latest equity incentive award plan of the Company in effect from time to

10 time. The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto. b. Executive’s Rights Upon a Change of Control. If there should occur a Change of Control of the Company (or any successor) and Executive’s employment is terminated by the Company without Cause or Executive terminates employment with, Good Reason during the Change of Control Tail Period, Executive shall receive the Without Cause/For Good Reason Severance Benefits, as if she had been terminated without Cause or had terminated for Good Reason under Section 5.c. of this Agreement; provided, that the two years of Executive’s Base Salary in effect as of the Termination Date, payable as part of the Without Cause/For Good Reason Severance Benefits, shall be paid monthly over a period of 24 months following such termination; provided further that all equity awards that would have been eligible to vest under Section 5.c. shall vest immediately upon consummation of a Change of Control; and provided further that Executive shall vest in all Performance-Based Awards as part of the Without Cause/For Good Reason Severance Benefits upon consummation of a Change of Control pro rata based on the Executive’s target award for such Performance-Based Awards (irrespective of actual performance) and based on the number of days Executive was employed by the Company before the Change of Control during the applicable performance period for such Performance-Based Awards divided by the total number of days in such performance period. All of the provisions of Section 5.c., including but not limited to the notice and cure provisions, shall apply in like manner under this Section 6.b. 7. COOPERATION. Upon the receipt of reasonable notice from the Company (including outside counsel), Executive agrees that while employed by the Company and thereafter, Executive will respond and provide information with regard to matters in which Executive has knowledge as a result of Executive’s employment with the Company, and will provide reasonable assistance to the Company, its affiliates and their respective representatives in defense of all claims that may be made against the Company or its affiliates, and will assist the Company and its affiliates in the prosecution of all claims that may be made by the Company or its affiliates, to the extent that such claims may relate to the period of Executive’s employment with the Company. Executive

11 agrees to promptly inform the Company if Executive becomes aware of any lawsuit involving such claims that may be filed or threatened against the Company or its affiliates. Executive also agrees to promptly inform the Company (to the extent that Executive is legally permitted to do so) if Executive is asked to assist in any investigation of the Company or its affiliates (or their actions), regardless of whether a lawsuit or other proceeding has then been filed against the Company or its affiliates with respect to such investigation, and shall not provide such assistance unless legally required. Upon presentation of appropriate documentation, the Company shall pay or reimburse Executive for all reasonable out-of-pocket travel, duplicating or telephonic expenses incurred by Executive in complying with this Section 7. For the first five hours of cooperation in any calendar month during the period of Cooperation, Executive shall provide the specified Cooperation services without hourly reimbursement. For each hour of Cooperation or part thereof after five hours, in any calendar month, Company shall reimburse Executive at the hourly rate determined by this fraction: (final Base Salary / 2,080 hours). 8. ARBITRATION. The parties hereby agree to submit all disputes, claims and controversies (“Claims”) between the parties or related to or arising out of their employment relationship (except to the extent otherwise provided in that certain Employee Obligations Agreement, (the “Employee Obligations Agreement”), or that certain Indemnification Agreement, (the “Indemnification Agreement”)) to final, binding arbitration to the fullest extent permitted by law. The Federal Arbitration Act., 9 U.S.C. § 1 et seq., shall govern the interpretation and enforcement of this Section 8. The court and not the arbitrator will determine matters of enforceability of this Section 8. a. Statute of Limitations. The statutory limitations period applicable to a Claim asserted in a civil action shall apply to any such Claim asserted in any arbitration proceeding under this Section 8. Arbitration is commenced for limitations purposes by submitting the matter to the arbitral forum. b. Individual Basis. All Claims that are subject to arbitration under this Section 8 must and will take place on an individual basis only. c. Venue. Binding arbitration under this Section 8 shall be conducted in California, unless required by law to be conducted elsewhere, in which case it shall be conducted where required by law.

12 d. Applicable Rules. The arbitration proceeding, including discovery, shall be conducted in accordance with the Federal Arbitration Act, the JAMS Policy on Employment Arbitration Minimum Standards and the JAMS Employment Arbitration Rules and Procedures then in effect (the “JAMS Rules”). Executive understands that if she wishes to receive a copy of the JAMS Rules currently in effect, she may inform the Company in writing, and the Company will provide them to him before she executes this Agreement. Executive also understand that JAMS Rules are available online at http://www.jamsadr.com/rules-employment-arbitration/. e. Arbitrator Selection. The arbitration shall be conducted before a neutral arbitrator selected by all parties in accordance with JAMS Rules. The parties may also agree on an arbitrator. f. Cost Allocation. If required by applicable law, the Company shall pay all additional costs peculiar to the arbitration to the extent such costs would not otherwise be incurred in a court proceeding (for instance, the Company shall pay the arbitrator’s fees, and the JAMS administration and filing fees, to the extent such fees exceed court filing fees). g. Attorneys’ Fees and Costs. Each party shall pay her or its own costs and attorneys’ fees except that the arbitrator shall award costs and attorneys’ fees to the prevailing party. h. Written Decision. The arbitrator shall follow applicable substantive law and, within 30 days after the conclusion of the arbitration, issue a written opinion setting forth the factual and legal bases for her or her decision. i. Acknowledgement. EXECUTIVE UNDERSTANDS SHE IS GIVING UP HER RIGHT TO A JURY TRIAL BY ENTERING INTO THIS AGREEMENT. EXECUTIVE UNDERSTANDS SHE IS GIVING UP HER RIGHT TO COMMENCE OR PARTICIPATE IN A CLASS OR COLLECTIVE ACTION AND INSTEAD AGREES TO ARBITRATE ANY EMPLOYMENT-RELATED DISPUTE ON AN INDIVIDUAL BASIS ONLY TO THE MAXIMUM EXTENT PERMITTED BY LAW. 9. CODE SECTION 409A. a. This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), including the exceptions

13 thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each separate payment or installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Executive on account of non-compliance with Section 409A. b. Notwithstanding any other provision of this Agreement, if at the time of Executive’s termination of employment, she is a “specified employee,” determined in accordance with Section 409A, any payments and benefits provided under this Agreement that constitute “nonqualified deferred compensation” subject to Section 409A that are provided to Executive on account of her separation from service shall not be paid until the first payroll date to occur following the six-month anniversary of Executive’s termination date (“Specified Employee Payment Date”). The aggregate amount of any payments that would otherwise have been made during such six-month period shall be paid in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule. If Executive dies before the Specified Employee Payment Date, any delayed payments shall be paid to Executive’s estate in a lump sum within one week of Executive’s death. c. To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following: (i) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each

14 calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (ii) any reimbursement of an eligible expense shall be paid to Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (iii) any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit. Any tax gross-up payments provided under this Agreement shall be paid to Executive on or before December 31 of the calendar year immediately following the calendar year in which Executive remits the related taxes. d. Whenever in this Agreement a payment or benefit is conditioned on Executive’s execution of a release of claims, such release must be executed and all revocation periods shall have expired within 90 days after the Termination Date; failing which such payment or benefit shall be forfeited. If such payment or benefit constitutes “nonqualified deferred compensation” subject to Section 409A, and if such 90-day period begins in one calendar year and ends in the next calendar year, the payment or benefit shall not be made or commence before the second such calendar year, even if the release becomes irrevocable in the first such calendar year. 10. GENERAL PROVISIONS. a. Notices. All notices, requests, demands, statements, reports and other communications provided for by this Agreement shall be in writing (email being sufficient) and shall be sent by (i) certified mail, return receipt requested, postage prepaid, (ii) nationally recognized overnight delivery service, (iii) personal delivery or (iv) email. A notice shall be deemed to be given (x) if notice is delivered by certified mail or nationally recognized overnight delivery service, on the business day following the date of its mailing, (y) if such notice is delivered personally, upon delivery, or (z) if such notice is sent by email, upon sending. Each party may change her or its address for notices by giving notice in accordance herewith. All notices shall be addressed and mailed or delivered to the following addresses: If to the COMPANY: 157 Technology Dr. Irvine, CA 92618

15 If to EXECUTIVE: b. Entire Agreement. This Agreement, the Employee Obligations Agreement, and the Indemnification Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, representations and understandings (whether written or oral) of the parties with respect to the subject matter hereof. c. Modification and Waiver. No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by Executive and a duly authorized representative of the Company (other than Executive). A waiver of any term or condition of this Agreement shall not be construed as a general waiver by the Company. If one or more provisions of this Agreement are held to be illegal or unenforceable under applicable law, such illegal or unenforceable provision(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. d. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its conflict of law principles, and any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of California. e. Assignment; Binding Effect. This Agreement is fully assignable and transferable by the Company, but any purported assignment or transfer by Executive is void. It is hereby agreed that Executive’s rights and obligations under this Agreement are personal and not assignable by Executive. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties. EXECUTIVE HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS AND ACCEPTS THE OBLIGATIONS WHICH IT IMPOSES UPON EXECUTIVE WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO EXECUTIVE TO INDUCE EXECUTIVE TO SIGN THIS AGREEMENT. EXECUTIVE SIGNS THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE 402 Midland Avenue, Wayne, PA 19087

16 UNDERSTANDING THAT THE COMPANY WILL RETAIN ONE COUNTERPART AND THE OTHER COUNTERPART WILL BE RETAINED BY EXECUTIVE. f. Injunctive Relief. Executive agrees that any breach of this Agreement will cause irreparable harm to the Company for which damages would not be an adequate remedy, and, therefore, to the fullest extent permitted by applicable law, the Company will be entitled to injunctive relief with respect thereto in addition to any other remedies and without any requirement to post bond. g. Survival. This Agreement shall terminate upon the expiration of the Term; provided that the provisions of Sections 5 through 10 shall survive termination of this Agreement and termination of Executive’s employment regardless of the reason for such termination. h. Withholding. The Company may withhold from any and all amounts payable under this Agreement or otherwise such federal, state and local taxes as may be required to be withheld pursuant to applicable law. [Signature page follows]

Signature Page to Executive Employment Agreement In witness whereof, parties have executed this Agreement as of the date first above written. COMPANY: Spectrum Pharmaceuticals, Inc. By: Jeffrey Vacirca; Chairman, Compensation Committee EXECUTIVE: Nora Brennan

1 EXHIBIT A GENERAL RELEASE I, Nora Brennan, in consideration of and subject to the performance by Spectrum Pharmaceuticals, Inc. (together with its subsidiaries and successors, the “Company”), of its obligations under the Executive Employment Agreement dated as of April __, 2022 (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and its respective affiliates, subsidiaries and direct or indirect parent entities and all present, former and future directors, officers, agents, representatives, employees, successors and assigns of the Company and/or its respective affiliates, subsidiaries and direct or indirect parent entities (collectively, the “Released Parties”) to the extent provided below (this “General Release”). The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Agreement. 1. I understand that any payments or benefits paid or granted to me under the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive certain of the payments and benefits specified in the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates. 2. Except as provided in paragraphs 4 and 5 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or

2 my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Americans with Disabilities Act Amendments Act of 2008; the Family and Medical Leave Act of 1993; the Labor Management Relations Act; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; the Sarbanes-Oxley Act of 2002; the California Worker Adjustment Retraining and Notification Act; the California Fair Employment and Housing Act; the California Labor Code; the California Family Rights Act; the California Industrial Welfare Commission Wage Orders; the California Constitution; the California Government Code; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance, as well as any amendments to any of the foregoing; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”). 3. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above. 4. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967). 5. I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to

3 share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding. Additionally, I am not waiving (i) any right to the severance benefits to which I am entitled under the Agreement, (ii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise, (iii) claims under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, (iv) claims related to reimbursement of ordinary and reasonable business expenses in accordance with the Company’s policies in effect from time to time, and (v) claims relating to any outstanding equity- based award on the date of termination in accordance with the terms thereof. 6. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim of the type described in paragraph 2 above as of the execution of this General Release. 7. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct. 8. I agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees. 9. I agree that this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or the Agreement, except to my immediate

4 family and any tax, legal or other counsel that I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone. 10. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization or any governmental entity. 11. I hereby acknowledge that Sections 4 through 10 of the Agreement shall survive my execution of this General Release. 12. I represent that I am not aware of any claim by me other than the claims that are released by this General Release. I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it. I SPECIFICALLY AND FREELY WAIVE ANY AND ALL RIGHTS I MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 1542, WHICH STATES: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HER OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HER OR HER SETTLEMENT WITH THE DEBTOR. IN WAIVING THE PROTECTIONS OF CIVIL CODE SECTION 1542, I ACKNOWLEDGE AWARENESS OF THE ACTUAL FACTS AND CIRCUMSTANCES SURROUNDING THE AGREEMENT UPON WHICH THIS RELEASE IS GIVEN. TO EFFECT A FULL AND COMPLETE WAIVER AND RELEASE, I ASSUME THE RISK THAT I MAY LATER DISCOVER FACTS DIFFERENT FROM THOSE I NOW KNOW OR BELIEVE TO BE TRUE. 13. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof. 14. Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to

5 be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT: 1. I HAVE READ IT CAREFULLY; 2. I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED; 3. I VOLUNTARILY CONSENT TO EVERYTHING IN IT; 4. I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION; 5. I HAVE HAD AT LEAST 45 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED 45 DAY PERIOD; 6. I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED; 7. I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND 8. I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

6 SIGNED: DATED: NAME: Nora Brennan